Exhibit 10.25

CONFIDENTIAL

AMENDMENT NUMBER ONE
to
DISTRIBUTION AND SERVICES AGREEMENT

This Amendment number One (the “Amendment”) is made as of the date of the last signature herein (“Amendment Effective Date”) by and between Pharmacyclics, Inc., a Delaware corporation located at 995 E. Argues Ave., Sunnyvale, California 94085 (“Pharmacyclics”) and Diplomat Pharmacy, Inc., with offices located at 4100 S. Saginaw Street, Flint, MI 48507 (“Distributor”).

RECITALS

A.            WHEREAS, Pharmacyclics and Distributor have previously entered into Services Agreement, effective as of August 7, 2013 (the “Agreement”);

B.            WHEREAS, Pharmacyclics and Distributor mutually desire to amend the Agreement as set forth below.

NOW THEREFORE, Pharmacyclics and Distributor agree as follows:

TERMS AND CONDITIONS

1.             Section 6.3 of the Agreement shall be shall be deleted in its entirety and replaced with the following:

“In consideration of the data reporting furnished to Pharmacyclics by Distributor in accordance with Schedule B and the provisions of Section 6.1 above (“Data Reporting”), Pharmacyclics shall pay to Distributor (a) a one-time fee (to defray the set-up cost for the commencement of data reporting) in the amount of [*] (the “Set-Up Fee”) and (b) a recurring fee (to defray the ongoing cost of data reporting) in the amount of [*] per calendar month (the “Data Fee”). The Set-Up Fee shall be due and payable to Distributor within thirty (30) days of the Effective Date and Pharmacyclics’ receipt of an invoice therefor. The Data Fee corresponding to the Data Reporting for any given calendar month shall be due and payable to Distributor within thirty (30) days of Pharmacyclics’ receipt of all of such Data Reporting for such calendar month and an invoice reflecting the Data Fee therefor. All past due accounts may be charged 1.5% interest per month. Notwithstanding the foregoing, (i) if any of the Data Reporting for a given calendar month is not accurate or complete in keeping with the requirements of Schedule B, Pharmacyclics shall not be obligated to pay the Data Fee for the Data Reporting for such calendar month until such time as Pharmacyclics receives from Distributor the complete and accurate Data Reporting for such calendar month and an invoice reflecting the Data Fee therefor, and (ii) if Pharmacyclics receives fewer than [*] of the installments of the Data Reporting for a given calendar month prior to the expiration of a grace period of five (5) days commencing, for any such installment, on the due date specified in Schedule B, Pharmacyclics shall not be obligated to pay more than [*] of the Data Fee for the Data Reporting for such calendar month.”

* Information redacted pursuant to a confidential treatment request by Diplomat Pharmacy, Inc. under 5 U.S.C. §522(b)(4) and Rule 24b-2 under the Securities Exchange Act of 1934 and submitted separately with the Securities and Exchange Commission.

2.             Schedule B of the Agreement, Paragraph II of the “Dispensing Report” shall be deleted in its entirety and replaced with the following:

“The Daily Dispensing Report must be in a CSV electronic format, include the data records/files specified in the table below and cover the period commencing on the opening of business on a given day of the week (including Saturdays and Sundays) through the close of business on such day (each such period, a “Day”). The Daily Dispensing Report layout must comply with the requirements of this Schedule B, including the specifications set forth in the table below.”

3.             Schedule B of the Agreement, Paragraph V of the “Dispensing Report” shall be deleted in its entirety and replaced with the following:

“The Weekly Dispensing Report must be in a CSV electronic format, include the data records/files specified in the table below and cover the period commencing on a given Saturday through and including the close of business on Friday (each such consecutive 7-day period, a “Week”) The Weekly Dispensing Report layout must comply with the requirements of this Schedule B, including the specifications set forth in the table below.”

4.             Schedule B of the Agreement, Paragraph II of the “Product Inventory Report” shall be deleted in its entirety and replaced with the following:

“The Daily Product Inventory Report must be in a CSV electronic format, include the data records/files specified in the table below and cover the period commencing on the opening of business on a given day of the week through the close of business on such day (each such consecutive period, a “Day”). The Daily Product Inventory Report layout must comply with the requirements of this Schedule B, including the specifications set forth in the table below.”

5.             Schedule B of the Agreement, Paragraph V of the “Product Inventory Report” shall be deleted in its entirety and replaced with the following:

“The Weekly Product Inventory Report must be in a CSV electronic format, include the data records/files specified in the table below and cover the period commencing on Saturday through and including the close of business on Friday (each such consecutive 7-day period, a “Week”) The Weekly Product Inventory Report layout must comply with the requirements of this Schedule B, including the specifications set forth in the table below.”

6.             Except as modified herein, the Agreement remains in full force and effect and is hereby incorporated by this reference. Capitalized terms not otherwise defined herein shall have the meanings contained in the Agreement

Accepted and Agreed:

DIPLOMAT PHARMACY, INC.		PHARMACYCLICS, INC.

Signature:	/s/ Ryan Ruzziconi	Signature:	/s/ Paula Boultbee

Print Name:	Ryan Ruzziconi	Print Name:	Paula Boultbee

Title:	VP, General Counsel	Title:	EVP, Sales & Marketing

Date:	2/27/14	Date:	3/3/14